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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                       Securities and Exchange Commission

                             Washington, D. D. 20549

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 15, 2002



                               Exide Technologies
               (Exact name of registrant as specified in charter)


         Delaware                           1-11263                              23-0552730
(State of Incorporation)            (Commission File Number)         (IRS Employer Identification No.)


                               210 Carnegie Center
                                    Suite 500
                           Princeton, New Jersey 08040
                     (Address of principal executive office)

               Registrant's telephone number, including area code:
                                 (609) 627-7200

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

     Exide Technologies (the "Company") expects to complete and file its Annual Report on Form 10-K for the year ending March 31, 2002 ("Annual Report") not later than July 31, 2002. The Company filed a Form 12b-25 with the Securities and Exchange Commission on June 27, 2002. As stated in that filing, additional time is required accurately and completely to prepare the Annual Report due to the departure from the Company in recent months of a substantial number of key financial and accounting personnel, together with the additional obligations to submit separate monthly reports both to the Company's lenders and to the Bankruptcy Court in connection with the Company's proceedings under Chapter 11 of the U.S. Bankruptcy Code which were commenced on April 15, 2002.

     This release contains forward-looking statements about the future performance of the Company which are based on the Company's good faith assumptions and beliefs. These forward-looking statements are subject to uncertainties and other factors that may cause actual results to differ materially from those referred to in such statements and for the reasons referred to in such statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXIDE TECHNOLOGIES

                                           By:  /s/ IAN J. HARVIE
                                                -----------------------------
                                           Ian J. Harvie
                                           Vice President and Controller

Date:  July 15, 2002


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